EXHIBIT 99.1

LHC Group announces first quarter 2020 financial results

Updates response to COVID-19 pandemic

LAFAYETTE, La., May 07, 2020 (GLOBE NEWSWIRE) -- LHC Group, Inc. (NASDAQ: LHCG) announced its financial results for the quarter ended March 31, 2020. Unless otherwise noted, all results are compared with the first quarter ended March 31, 2019.

First Quarter 2020 Financial Results

  Net service revenue increased 2.0% to $512.9 million.
  Net income attributable to LHC Group’s common stockholders increased 16.8% to $22.0 million. Earnings per diluted share attributable to LHC Group’s common stockholders increased 16.7% to $0.70.
  Adjusted net income attributable to LHC Group’s common stockholders was $23.4 million, or $0.75 adjusted earnings per diluted share, compared with $30.7 million, or $0.98 per diluted share, in the same period in 2019. Adjusted results for the first quarter of 2020 exclude a pre-tax amount of $1.5 million in acquisition and de novo related expenses associated with acquisitions completed in late 2019 and in the first quarter of 2020 and $0.5 million in closure related expenses associated with residual cost from closures in the fourth quarter of 2019 as well as the first quarter of 2020.
  EBITDA increased 12.0% to $33.3 million.
  Adjusted EBITDA was $38.1 million compared with $46.1 million in the same period in 2019.
  Organic growth in home health admissions was 7.1%.
  Organic growth in hospice admissions was 0.2%.

A reconciliation of all non-GAAP financial results in this release appears on page 10.

Operational and Strategic Highlights

  Across all operations of LHC Group, quality and patient satisfaction scores continue to exceed the national average and outpace industry peers.
  85% of LHC Group’s same store providers have CMS Quality Star ratings of four stars or greater when excluding 2019 acquisitions.
  Home health organic admission growth was 7.1% in the first quarter of 2020 as compared to the same period in 2019. For the pre-COVID period of January 1, 2020 to March 14, 2020, LHC Group experienced home health organic admission growth of 10%.
  On January 1, 2020, LHC Group completed the acquisition of eight home health and hospice providers in three states, all of which were hospital joint ventures. These acquisitions represent approximately $23.8 million in annualized revenue.

Commenting on the results, Keith G. Myers, LHC Group’s Chairman and Chief Executive Officer, said, “We experienced two distinct periods within the first quarter and the following weeks. The first - January 1 to March 14 - was highlighted by revenues, earnings and organic growth above our forecasts for the quarter, strong execution under our PDGM care model and an expanding pipeline of new acquisition opportunities. The second period - March 15 to March 31 - was marked by a global health pandemic. Our focus shifted to ensuring our employees had adequate supplies of personal protective equipment for their safety and in-turn to fulfill our mission to safely care for the patients, families and communities we are privileged to serve; and our efforts to support our joint venture partners and referral sources who needed to discharge or transfer as many patients as possible to an in-home setting. We have taken several proactive steps to be part of the solution to this national pandemic for our employees, patients, communities, hospital partners, referral sources, payors, and governmental partners at the local, state and federal levels. During both periods, our demonstration of LHC Group’s core purpose -- ‘It’s all about helping people’ -- has proven to be the true difference between success and failure. I’m proud of the teamwork, preparedness, adaptability and fearless nature of service our employees have shown throughout this pandemic.”

COVID-19 Update
Beginning in mid-March, the impact of the COVID-19 pandemic had an impact on our operations and financial results for the first quarter of 2020 with an expected continued impact in the second quarter. We incurred $2.9 million, or $0.07 per diluted share, in additional COVID-19 costs related to personal protective equipment (PPE) supplies and wages. We also benefitted from a tax benefit of $2.2 million, or $0.07 per diluted share, related to the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) which lifts certain tax deduction limitations and eliminates 80% of taxable income limitations for Net Operating Losses (“NOL”), which we are now able to fully utilize NOLs associated with Almost Family prior to the merger.

We experienced lower patient volumes from our referral sources related to various COVID-19 policies implemented by local, state and federal public health and governmental authorities, a reduction in home visits, and a reduction in elective procedures. These reductions in patient volumes continued through mid-April but have begun to stabilize as we are beginning to see improvement in all of these areas.

We believe the impact that COVID-19 will have on future operations and financial results will depend upon many factors, most of which are beyond our control or ability to predict. Due to the lack of visibility created by the ongoing impact and disruption from COVID-19, we have withdrawn our previously issued guidance for the year ending December 31, 2020.

To create the safest environment possible for our employees, patients and communities we serve, in March we initiated employee pre-screening and protection protocols in accordance with Centers for Disease Control recommendations for all 32,000 employees that complemented our pre-existing infectious disease protocols for providing care in the home setting. LHC Group also introduced a number of programs to support our employees, including a special COVID-19 pandemic grant program as part of our 501(c)(3) LHC Group Purpose Fund that supports employees experiencing financial hardships, retirement plan amendments, special cash-in opportunities for accumulated paid time off, and expanded offerings in our employee assistance program while also implementing a wage supplement program designed to restore certain lost wages for frontline direct patient care-giving employees that qualify.

LHC Group has also implemented a number of cost containment initiatives, including eliminating non-essential travel and expenses along with employee flexing, furloughs, and other measures. We continue to have strong access to capital with over $385.4 million of available liquidity from cash and our revolving credit facility.

On March 30, 2020, we applied for advanced payments under the Medicare Accelerated and Advance Payment Program as provided for by the CARES Act. During April, we received funds totaling $307.6 million under this program. The accelerated Medicare payments are interest free and the program currently requires that the Centers for Medicare and Medicaid Services (“CMS”) recoup the accelerated payments beginning 120 days after receipt by the provider, by withholding future Medicare fee-for service payments for claims until such time as the full accelerated payment has been recouped. The program currently requires Medicare Part A providers to repay the funds within 210 days of receipt.

On April 10, 2020, we received funds totaling $87.5 million related to the Provider Relief Fund as provided for by the CARES Act. There was no impact on our financial statements for the quarter ended March 31, 2020 and we continue to evaluate how best to account for these funds in our future financial results.

Pre-COVID-19 and Post COVID-19 Trends
Please refer to the supplemental information that can be found under Quarterly Results on the Company’s Investor Relations page to access more detailed statistics on pre-COVID-19 and post-COVID-19 trends.

Outlook
Joshua L. Proffitt, LHC Group’s Chief Financial Officer, added, “The accelerating organic growth and results we generated in the first 11 weeks of the first quarter combined with our new care model and associated operational strategies under PDGM exceeded our previous expectations. We had a brief but good look at the future of LHC Group – and we really like what we see. With a ramp up of patient volumes anticipated in the second half of the year as elective surgeries begin again and as we are able to fully execute under the PDGM model, we believe we are well positioned for a much higher velocity entering 2021. Working closely with our joint venture partners in hospitals and health systems throughout the country during this pandemic has allowed us to demonstrate our value proposition in real time. With those partnerships proving out every day and the historic consolidation we are anticipating within the in-home healthcare industry only temporarily forestalled due to COVID-19, we believe all of the factors are in place to drive an even more compelling consolidation opportunity than predicted a few months ago.”

Conference Call
LHC Group will host a conference call on Friday, May 8, 2020, at 10:00 a.m. Eastern time to discuss its first quarter 2020 results. The toll-free number to call for this interactive teleconference is (866) 393‑1608 (international callers: (973) 890-8327). A telephonic replay of the conference call will be available through midnight on May 15, 2020, by dialing (855) 859‑2056 (international callers: (404) 537-3406) and entering confirmation number 5694184.

The Company has posted supplemental financial information on the first quarter results that it will reference during the conference call. The supplemental information can be found under Quarterly Results on the Company’s Investor Relations page. A live webcast of LHC Group’s conference call will be available under the Investor Relations section of the Company’s website, www.LHCGroup.com. A one-year online replay will be available approximately one hour following the conclusion of the live broadcast.

About LHC Group, Inc.
LHC Group, Inc. is a national provider of in-home healthcare services and innovations, providing high-quality and affordable healthcare services to patients in the privacy and comfort of the home or place of residence. LHC Group’s services cover a wide range of healthcare needs for patients and families dealing with illness, injury, or chronic conditions. The company’s 32,000 employees deliver home health, hospice, home and community based services, and facility-based care in 35 states and the District of Columbia – reaching 60 percent of the U.S. population aged 65 and older. LHC Group is the preferred in-home healthcare partner for 350 leading hospitals around the country.

Forward-looking Statements
This press release contains “forward-looking statements” (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of the Company, or anticipated benefits of the transaction. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “will,” “estimates,” “may,” “could,” “should” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to: our 2020 revenue and earnings guidance, statements about the benefits of the acquisition, including anticipated earnings accretion, synergies and cost savings and the timing thereof; the Company’s plans, objectives, expectations, projections and intentions; and other statements relating to the transaction that are not historical facts. Forward-looking statements are based on information currently available to the Company and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the acquisition, these risks, uncertainties and factors include, but are not limited to: the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on integration-related issues; and the risk that costs associated with the integration of the businesses are higher than anticipated. With respect to the Company’s  businesses, these risks, uncertainties and factors include, but are not limited to: changes in, or failure to comply with, existing government regulations that impact the Company’s businesses; legislative proposals for healthcare reform; the impact of changes in future interpretations of fraud, anti-kickback, or other laws; changes in Medicare and Medicaid reimbursement levels; changes in laws and regulations with respect to Accountable Care Organizations; changes in the marketplace and regulatory environment for Health Risk Assessments; decrease in demand for the Company’s services; the potential impact of the transaction on relationships with customers, joint venture and other partners, competitors, management and other employees, including the loss of significant contracts or reduction in revenues associated with major payor sources; ability of customers to pay for services; risks related to any current or future litigation proceedings; potential audits and investigations by government and regulatory agencies, including the impact of any negative publicity or litigation; the ability to attract new customers and retain existing customers in the manner anticipated; the ability to hire and retain key personnel; increased competition from other entities offering similar services as offered by the  Company; reliance on and integration of information technology systems; ability to protect intellectual property rights; impact of security breaches, cyber-attacks or fraudulent activity on the Company’s reputation; the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the risks associated with the Company’s expansion strategy, the successful integration of recent acquisitions, and if necessary, the ability to relocate or restructure current facilities; and the potential impact of an economic downturn or effects of tax assessments or tax positions taken, risks related to goodwill and other intangible asset impairment, tax adjustments, anticipated tax rates, benefit or retirement plan costs, or other regulatory compliance costs.

Many of these risks, uncertainties and assumptions are beyond the Company’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the Company on the date they are made, and the Company does not undertake any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. The Company does not give any assurance (1) that the Company will achieve its guidance or expectations, or (2) concerning any result or the timing thereof. All subsequent written and oral forward-looking statements concerning the transaction or other matters and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)
(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash	$8,308	$31,672
Receivables:
Patient accounts receivable	351,763	284,962
Other receivables	11,984	10,832
Total receivables	363,747	295,794
Prepaid income taxes	14,189	9,652
Prepaid expenses	33,032	21,304
Other current assets	20,217	21,852
Total current assets	439,493	380,274
Property, building and equipment, net of accumulated depreciation of $73,963 and $69,441, respectively	107,622	97,908
Goodwill	1,234,191	1,219,972
Intangible assets, net of accumulated amortization of $16,748 and $16,431, respectively	310,870	305,556
Assets held for sale	2,500	2,500
Operating lease right of use asset	96,078	95,452
Other assets	21,528	38,633
Total assets	$2,212,282	$2,140,295
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$75,215	$83,572
Salaries, wages, and benefits payable	108,337	85,631
Self-insurance reserves	33,482	31,188
Current operating lease liabilities	33,444	28,701
Amounts due to governmental entities	1,931	1,880
Total current liabilities	252,409	230,972
Deferred income taxes	64,865	60,498
Income taxes payable	6,165	3,867
Revolving credit facility	298,071	253,000
Operating lease payable	65,396	69,556
Total liabilities	686,906	617,893
Noncontrolling interest — redeemable	19,431	15,151
Commitments and contingencies
Stockholders’ equity:
LHC Group, Inc. stockholders’ equity:
Preferred stock – $0.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 60,000,000 shares authorized; 36,297,106 and 36,129,280 shares issued, and 31,100,826 and 30,992,390 shares outstanding, respectively	363	361
Treasury stock — 5,196,280 and 5,136,890 shares at cost, respectively	(67,182)	(60,060)
Additional paid-in capital	951,330	949,321
Retained earnings	545,725	523,701
Total LHC Group, Inc. stockholders’ equity	1,430,236	1,413,323
Noncontrolling interest — non-redeemable	75,709	93,928
Total stockholders' equity	1,505,945	1,507,251
Total liabilities and stockholders' equity	$2,212,282	$2,140,295

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net service revenue	$512,871	$502,585
Cost of service revenue (excluding depreciation and amortization)	321,202	320,992
Gross margin	191,669	181,593
General and administrative expenses	157,866	145,221
Impairment of intangibles and other	—	6,319
Operating income	33,803	30,053
Interest expense	(2,768)	(3,052)
Income before income taxes and noncontrolling interest	31,035	27,001
Income tax expense	3,359	3,600
Net income	27,676	23,401
Less net income attributable to noncontrolling interests	5,652	4,545
Net income attributable to LHC Group, Inc.’s common stockholders	$22,024	$18,856

Earnings per share:
Basic	$0.71	$0.61
Diluted	$0.70	$0.60
Weighted average shares outstanding:
Basic	31,020	30,837
Diluted	31,303	31,187

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands) (Unaudited)

	Three Months Ended March 31,
	2020	2019
Operating activities:
Net income	$27,676	$23,401
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	5,133	4,202
Amortization of operating lease right of use asset	8,512	7,399
Stock-based compensation expense	3,680	1,804
Deferred income taxes	4,367	1,578
Amortization of operating leases	(13)	—
Loss on disposal of assets	47	56
Impairment of intangibles and other	—	6,319
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(67,470)	(16,284)
Prepaid expenses	(11,728)	(1,069)
Other assets	2,268	1,539
Prepaid income taxes	(4,537)	1,883
Accounts payable and accrued expenses	(11,159)	(10,413)
Salaries, wages, and benefits payable	24,826	16,169
Operating lease liabilities	(8,415)	(5,285)
Income taxes payable	2,298	184
Net amounts due to/from governmental entities	51	(55)
Net cash (used in) provided by operating activities	(24,464)	31,428
Investing activities:
Purchases of property, building and equipment	(13,502)	(2,801)
Proceeds from sales of property, building and equipment	1,149	—
Cash received (paid) for acquisitions	3,125	(1,413)
Net cash used in investing activities	(9,228)	(4,214)
Financing activities:
Proceeds from line of credit	188,728	17,000
Payments on line of credit	(143,657)	(13,000)
Proceeds from employee stock purchase plan	610	478
Payments on debt	—	(7,650)
Noncontrolling interest distributions	(4,874)	(9,194)
Withholding taxes paid on stock-based compensation	(7,064)	(7,577)
Purchase of additional controlling interest	(23,575)	(18,000)
Exercise of vested awards and stock options	160	(114)
Net cash provided by (used in) financing activities	10,328	(38,057)
Change in cash	(23,364)	(10,843)
Cash at beginning of period	31,672	49,363
Cash at end of period	$8,308	$38,520
Supplemental disclosures of cash flow information:
Interest paid	$2,830	$2,855
Income taxes paid	$1,269	$318
Non-Cash Operating Activity:
Operating right of use assets in exchange for lease obligations	$9,041	$91,174
Non-Cash Investing Activity:
Accrued capital expenditures	$2,226	$4,600

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31, 2020
	Home health services	Hospice services	Home and community- based services	Facility- based services	HCI	Total
Net service revenue	$367,821	$60,531	$48,464	$29,681	$6,374	$512,871
Cost of service revenue	220,440	38,034	38,453	20,342	3,933	321,202
General and administrative expenses	116,023	16,626	11,459	10,380	3,378	157,866
Operating income (loss)	31,358	5,871	(1,448)	(1,041)	(937)	33,803
Interest expense	(1,900)	(303)	(266)	(219)	(80)	(2,768)
Income (loss) before income taxes and noncontrolling interest	29,458	5,568	(1,714)	(1,260)	(1,017)	31,035
Income tax expense (benefit)	3,289	608	(206)	(199)	(133)	3,359
Net income (loss)	26,169	4,960	(1,508)	(1,061)	(884)	27,676
Less net income (loss) attributable to non controlling interests	4,606	967	(155)	243	(9)	5,652
Net income (loss) attributable to LHC Group, Inc.'s common stockholder	$21,563	$3,993	$(1,353)	$(1,304)	$(875)	$22,024
Total assets	$1,548,224	$251,354	$252,846	$90,791	$69,067	$2,212,282

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31, 2019
	Home health services	Hospice services	Home and community- based services	Facility- based services	HCI	Total
Net service revenue	$363,035	$51,736	$51,785	$27,701	$8,328	$502,585
Cost of service revenue	226,123	33,176	39,855	17,732	4,106	320,992
General and administrative expenses	104,839	14,853	10,982	9,177	5,370	145,221
Other intangible impairment charge	6,318	1	—	—	—	6,319
Operating income (loss)	25,755	3,706	948	792	(1,148)	30,053
Interest expense	(2,138)	(343)	(301)	(180)	(90)	(3,052)
Income (loss) before income taxes and noncontrolling interest	23,617	3,363	647	612	(1,238)	27,001
Income tax expense (benefit)	3,208	446	151	5	(210)	3,600
Net income (loss)	20,409	2,917	496	607	(1,028)	23,401
Less net income (loss) attributable to noncontrolling interests	3,780	601	(310)	481	(7)	4,545
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$16,629	$2,316	$806	$126	$(1,021)	$18,856
Total assets	$1,421,000	$220,347	$226,991	$79,257	$66,262	$2,013,857

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATIISTICAL AND FINANCIAL DATA
(Unaudited)

	Three Months Ended March 31,
Key Data:	2020	2019
Key data for the three months ended March 31, 2020 was impacted by the COVID-19 pandemic
Home Health Services:
Locations	556	540
Acquired	6	3
De novo	—	—
Divested/consolidated	(3)	(6)
Total new admissions	108,182	93,674
Medicare new admissions	59,880	57,456
Average daily census	76,978	75,675
Average Medicare daily census	46,093	49,411
Medicare completed and billed episodes	90,227	90,971
Average Medicare case mix for completed and billed Medicare episodes	1.06	1.08
Average reimbursement per completed and billed Medicare episodes	$2,797	$3,038
Total visits	2,135,791	2,521,009
Total Medicare visits	1,236,711	1,666,907
Average visits per completed and billed Medicare episodes	13.7	18.3
Organic growth: (1)(2)
Net revenue	(2.5)%	7.0%
Net Medicare revenue	(6.3)%	1.7%
Total new admissions	7.1%	5.7%
Medicare new admissions	(2.4)%	0.2%
Average daily census	(1.5)%	3.6%
Average Medicare daily census	(9.4)%	(1.8)%
Medicare completed and billed episodes	(3.3)%	(0.7)%

Hospice Services:
Locations	112	103
Acquired	3	—
De novo	—	—
Divested/Consolidated	(1)	(1)
Admissions	5,060	4,587
Average daily census	4,528	3,752
Patient days	390,369	337,649
Average revenue per patient day	$154.13	$156.51
Organic growth: (1)(2)
Total new admissions	0.2%	6.2%

Home and Community-Based Services:
Locations (3)	111	80
Acquired	4	—
De novo	—	—
Divested/Consolidated	—	(1)
Average daily census	14,384	14,065
Billable hours	1,993,743	2,271,894
Revenue per billable hour	$25.24	$23.43

Facility-Based Services:
Long-term Acute Care
Locations	13	12
Acquired	—	—
Divested/Consolidated	—	—
Patient days	20,161	19,636
Average revenue per patient day	$1,355	$1,287
Occupancy rate	65.0%	70.4%

(1) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.
(2) The number of locations for HCBS has been updated to not only include the physical standalone locations but also the locations that are part of a home health provider.

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC.
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net income attributable to LHC Group, Inc.’s common stockholders	$22,024	$18,856
Add (net of tax):
Acquisition and de novo expenses (1)	1,106	5,268
Closures/relocations/consolidations (2)	343	2,244
COVID-19 impact:
PPE, supplies and wages (3)	2,108	—
CARES Act tax benefit (4)	(2,210)	—
Provider moratorium impairment (5)	—	4,332
Adjusted net income attributable to LHC Group, Inc.’s common stockholders	$23,371	$30,700

RECONCILIATION OF ADJUSTED NET INCOME
ATTRIBUTABLE TO LHC GROUP, INC. PER DILUTED SHARE
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net income attributable to LHC Group, Inc.’s common stockholders	$0.70	$0.60
Add (net of tax):
Acquisition and de novo expenses (1)	0.04	0.17
Closures/relocations/consolidations (2)	0.01	0.07
COVID-19 impact:
PPE, supplies and wages (3)	0.07	—
CARES Act tax benefit (4)	(0.07)	—
Provider moratorium impairment (5)	—	0.14
Adjusted net income attributable to LHC Group, Inc.’s common stockholders	$0.75	$0.98
  Expenses and other costs associated with recently announced or completed acquisitions and de novos. ($1.5 million pre-tax in the three months ended March 31, 2020).
  Expenses associated with the closure or consolidation of 4 locations in the first quarter of 2020 along with residual costs and expenses in connection with the closures in the fourth quarter of 2019. ($0.5 million pre-tax in the three months ended March 31, 2020).
  COVID-19 related expenses for purchases of personal protective equipment (PPE), supplies and wage adjustments ($2.9 million pre-tax in the three months ended March 31, 2020).
  Tax benefit related to new legislation in the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) which lifts certain tax deduction limitations and eliminates 80% of taxable income limitations for Net Operating Losses (“NOL”), which we are now able to fully utilize NOLs associated with Almost Family prior to the merger.
  During the first quarter of 2019, the Company recorded $6.0 million of moratoria fair value impairment as a result of the Centers for Medicare and Medicaid Services (“CMS”) action to remove all federal moratoria with regard to Medicare provider enrollment. In assigning fair value acquired in acquisitions as required by ASC 805, Business Combinations, the Company had assigned fair value to Certificates of need or license moratoria, as applicable, in certain states.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended
	2020	2019
Net income attributable to LHC Group, Inc.’s common stockholders	$22,024	$18,856
Add:
Income tax expense	3,359	3,600
Interest expense, net	2,768	3,052
Depreciation and amortization	5,133	4,202
Adjustment items (1)	4,856	16,404
Adjusted EBITDA	$38,140	$46,114

1. EBITDA Adjustment items (pre-tax):
Acquisition and de novo expenses (1)	1,510	7,295
Closures/relocations/consolidations (2)	468	3,109
COVID-19 PPE, supplies and wages (3)	2,878	—
Provider moratorium impairment (5)	—	6,000
Total adjustments	$4,856	$16,404

Contact:	Eric Elliott
Senior Vice President of Finance
(337) 233-1307
eric.elliott@lhcgroup.com